U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                                         --------------------
                               AMENDMENT NO. 1 TO
                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
                                                         ---------------------
                              BETA OIL & GAS, INC.
                (Name of registrant as specified in its charter)
                                                         ---------------------


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         Nevada
                         (State or other jurisdiction of
                         incorporation or organization)
                                   86-0876964
                      (I.R.S. Employer Identification No.)


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                                                         ---------------------

                           901 Dove Street, Suite 230
                             Newport Beach, CA 92660
                                 (949) 752-5212
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)
                                                         ---------------------

                                   COPIES TO:

                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                                 (949) 453-0300
                                                         ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                  None

Securities to be registered pursuant to Section 12(g) of the Act:

         Shares of Common Stock, $.001 par value ("Common Stock")




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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the description of the terms of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities," "Underwriting," and "Legal Matters" in the prospectus filed by Beta Oil & Gas, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-68381 (the "Registration Statement").

         According to its terms, the Registrant's offering pursuant to the Registration Statement will be terminated if the Company does not reach its Minimum Offering within ten business days of the date of effectiveness. This Form 8-A, however, shall continue to be effective and the Registrant shall continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, whether or not the Registrant's offering is terminated.

Item 2.  Exhibits.

Exhibit No.                               Description
1.1   Underwriter Agreement (Form)
1.2   Selected Dealer Warrant (Form)
1.3   Selected Dealer Agreement (Form)
3.1   Original and Amended  Articles of  Incorporation  of Registrant
3.2   Amended and Restated By Laws of the Registrant, dated January 5, 1999
5.1   Legal Opinion As To The Legality of the Securities Being Registered
10.1  Formosa Grande Prospect Agreement, dated August 1, 1997
10.2  Texana Prospect Agreement, dated July 15, 1997
10.3  Ganado Prospect Agreement, dated November 1, 1997
10.4  T.A.C.Resources Agreement, dated January 21, 1998
10.5  Lapeyrouse Prospect Agreement, dated October 13, 1997
10.6  Rozel (Transition Zone) Prospect Agreement, dated February 24, 1998
10.7  Stansbury Basin (Australia) Prospect Agreement, dated February 1998
10.8  Agreement With Jim Frimodig (Norcal), dated October 27, 1997
10.9  Steve Antry Employment Agreement, dated June 23,1997
10.10 Steve Fischer, Employment Agreement, dated June 23, 1997
10.11 J. Chris Steinhauser Warrant Agreement, dated January 27, 1998
10.12 R.T. Fetters Consulting Agreement, dated June 23, 1997
10.13 Office Lease, dated October 1997
10.14 BWC Prospect Agreement, dated April 1, 1998
10.15 Dahlia Financial Limited Consulting Agreement, dated September 5, 1997
10.16 St. Cloud Investments, Ltd., dated March 12, 1998
10.17 Beta Oil & Gas/Beta Capital Group Reciprocal Agreement
10.18 Horwitz & Beam Legal Representation Letter, dated June 23, 1997
10.19 Cobra Prospect Agreement, dated January 6, 1999
10.20 Redfish Prospect Agreement, dated January 6, 1999
10.21 Shark Prospect Agreement,  dated January 6, 1999
10.22 Cheniere Energy, Inc. Option Agreement, dated January 6, 1999
10.23 Dyad-Australia, Inc. Agreement, dated January 25, 1999
10.24 Note and Common Stock Purchase Agreement, dated January 20, 1999
10.25 Note and Common Stock Purchase Agreement, dated March 19, 1999
10.26 Escrow Agreement (Form)
23.1  Consent of Horwitz & Beam
23.2  Consent of Hein + Associates LLP
23.3  Consent of Veazey & Associates, Inc.
24    Power of Attorney (see signature page of Registration Statement)
27    Financial Data Schedule



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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Newport Beach, State of California, on May 6, 1999.

                                            BETA OIL & GAS, INC.



                                            By: /s/ Steve Antry
                                            Steve Antry, President and Chairman